UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 19, 2012

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE

Ronald L. Smith, Vice President and Chief Financial Officer of Unifi, Inc. (the “Registrant”) is scheduled to provide a series of investor briefings beginning on March 19, 2012 in New York City. The slide package prepared for use by Mr. Smith for these presentations is attached hereto as Exhibit 99.1.  All of the information presented is presented as of the date hereof, and the Registrant does not assume any obligation to update such information in the future.

The Registrant’s projected adjusted EBITDA is expected to be in the $9 million to $10 million range for the third quarter of fiscal 2012 and approximately $40 million for fiscal year 2012. Both of these projections are in the guidance ranges given by the Registrant on its quarterly earnings call to investors on February 2, 2012.  Information regarding non-GAAP financial measures is included on pages 30 through 33 of the slide package attached hereto as Exhibit 99.1.

The information included in the preceding paragraph, as well as the exhibit referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Slide Package prepared for use in connection with the Registrant’s investor briefings beginning on March 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

	By:	/s/ CHARLES F. MCCOY
Charles F. McCoy Vice President, Secretary and General Counsel

Dated: March 19, 2012

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Slide Package prepared for use in connection with the Registrant’s investor briefings beginning on March 19, 2012.